                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     sec. 240.14a-11(c) or sec. 240.14a-12

                            PROCOM TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            PROCOM TECHNOLOGY, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            PROCOM TECHNOLOGY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 23, 1998

To The Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PROCOM TECHNOLOGY, INC. (the "Company"), a Delaware corporation, will be held on Friday, January 23, 1998 at 10:00 a.m., local time, at the Company's offices at 2181 Dupont Drive, Irvine, California 92612 for the following purposes:

     1. To elect directors to serve for the ensuing year or until their successors are elected.

     2. To approve an amendment to the 1995 Incentive Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 450,000.

     3. To ratify the appointment of Arthur Andersen & Company, LLP as independent auditors of the Company for the fiscal year ending July 31, 1998.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on December 16, 1997, are entitled to notice of and to vote at the Annual Meeting, and at any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          Frank Alaghband
                                          Secretary

Irvine, California
December 19, 1997

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                            PROCOM TECHNOLOGY, INC.

                            ------------------------

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of PROCOM TECHNOLOGY, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held January 23, 1998 at 10:00 a.m., local time, or at any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). The Annual Meeting will be held at the principal executive offices of the Company, 2181 Dupont Drive, Irvine, California, 92612. The telephone number of the Company's principal executive offices is (714) 852-1000.

     These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended July 31, 1997, including financial statements, were first mailed on or about December 19, 1997 to all stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

     Only stockholders of record at the close of business on December 16, 1997 are entitled to notice of and to vote at the meeting. The Company has one series of Common Stock outstanding, designated Common Stock, $.01 par value. At the record date, 11,066,048 shares of the Company's Common Stock were issued and outstanding. No shares of the Company's Preferred Stock were outstanding. Each stockholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment or postponement thereof.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     At the Annual Meeting, if the Company has confirmed that it is a "listed corporation" under California law for purposes of the elimination of cumulative voting, each stockholder will be entitled to one vote per share for each of the six (6) directors to be elected and the candidates receiving the highest number of votes will be elected. If the Company has not confirmed that it is a "listed corporation", every stockholder voting for the election of directors (Proposal
One) may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, or distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than six (6) candidates. However, no stockholder shall be entitled to cumulate votes for any individual unless such individual's name has been placed in nomination prior to the voting and the stockholder has given notice, prior to the voting, of the intention to cumulate the stockholder's votes. On all other matters, each share of Common Stock has one vote. A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the record date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in establishing the quorum.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as an inspector of election for the meeting. The election inspector will treat shares represented by the proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality of "votes cast."

     The election inspector will treat shares referred to as "broker non-votes" (i.e. shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     The cost of soliciting votes will be borne by the Company. The Company has not retained any firm to solicit votes or proxy votes. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or other means.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of December 16, 1997 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the table under "Executive Compensation and Other Matters -- Executive Compensation -- Summary Compensation Table" and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                  SHARES BENEFICIALLY OWNED
                                                                  --------------------------
                          BENEFICIAL OWNER                         NUMBER         PERCENT(2)
    ------------------------------------------------------------  ---------       ----------
    Alex Razmjoo(1).............................................  1,886,560          17.1%
    Frank Alaghband(1)..........................................  1,762,160          15.9%
    Alex Aydin(1)(2)............................................  1,470,070          13.3%
    Nick Shahrestany(1).........................................  1,678,160          15.2%
    Frederick Judd(2)(3)........................................     59,500           0.5%
    Dom Genovese(1).............................................         --            --
    David Blake(1)..............................................         --            --
    All directors and executive officers as a group
      (7 persons)(3)............................................  6,802,250          61.4%

---------------

 --  Less than one percent.

(1) A director of the Company. The address of each of the directors and officers is 2181 Dupont Drive, Irvine, California 92612.

(2) Includes 54,200 shares currently owned by Mr. Aydin subject to an option granted to Mr. Judd by Mr. Aydin, which option is presently exercisable in full.

(3) Includes 4,800 shares of Common Stock which may be acquired within 60 days after December 19, 1997 through the exercise of stock options.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals of stockholders which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received by the Secretary of the Company at the Company's principal executive offices no later than August 14, 1998 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     A board of six (6) directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six (6) nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors (the "Board") to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting, unless the Company has confirmed that it is a "listed corporation", see "Voting and Solicitation" above) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his or her successor has been elected and qualified.

VOTE REQUIRED

     If a quorum is present and voting, the six nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from all directors, are counted for the purposes of determining the presence or absence of a quorum for the transaction of business, but have no other effect under California law. See "Voting and Solicitation" above.

NOMINEES

     The names of the nominees, each of whom is currently a director of the Company, and certain information about them are set forth below:

                            DIRECTOR
       NAME         AGE      SINCE                         POSITION
------------------- ---     --------     ---------------------------------------------
Alex Razmjoo....... 35        1988       Chairman of the Board, President and Chief
                                         Executive Officer
Frank Alaghband.... 34        1988       Executive Vice President, Operations, and
                                         Director
Alex Aydin......... 35        1988       Executive Vice President, Finance and
                                         Administration, and Director
Nick Shahrestany... 34        1988       Executive Vice President, Marketing and
                                         Information Technology, and Director
Dom Genovese(1).... 55        1997       Director
David Blake(1)..... 57        1997       Director

---------------

(1) Member of the Audit Committee and Member of the Compensation Committee.

     All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board and are appointed annually, subject to the terms of their employment agreements. There are no family relationships between the executive officers or directors of the Company.

     Mr. Razmjoo is one of the Company founders and has served as its Chairman of the Board, President and Chief Executive Officer since 1987. From 1984 to 1987, Mr. Razmjoo served as Director of Engineering of CMS Enhancements, Inc. He received a B.S. degree in Electrical Engineering in 1985 from the University of California, Irvine.

     Mr. Alaghband is one of the Company founders and has served as its Executive Vice President, Operations and as a director since 1987. From 1984 to 1987, Mr. Alaghband served as a Systems Engineer in the Computer Systems Division of McDonnell Douglas. He received a B.S. degree in Electrical Engineering in 1985 from the University of California, Irvine.

     Mr. Aydin is one of the Company founders and has served as the Company's Executive Vice President, Finance and Administration and as a director since 1987. From December 1984 to August 1987, Mr. Aydin served as a Product Development Engineer for Toshiba America, Inc. He received dual B.S. degrees in Electrical Engineering and Biological Sciences in 1984 from the University of California, Irvine and a M.S. degree in Biomedical Engineering in 1985 from California State University, Long Beach.

     Mr. Shahrestany is one of the Company founders and has served as its Executive Vice President, Marketing and Information Technology and as a director since 1987. From 1985 to 1987, Mr. Shahrestany served as Regional Sales Manager of CMS Enhancements, Inc. He received a B.S. degree in Biological Sciences with a minor in Electrical Engineering in 1984 from the University of California, Irvine.

     Mr. Genovese became a Director of the Company in August 1997. Mr. Genovese has served as Vice President Sales for Sync Research, Inc., a branch office networking solution provider, from April 1996 to October 1997. Prior to that, he served as Regional Sales Manager at Cisco Systems, Inc., a worldwide manufacturer of computer communication devices from January 1992 to April 1996. Mr. Genovese received a B.S. degree in electrical engineering from the University of Maryland. Mr. Genovese is a member of the Audit and Compensation Committees of the Board of Directors.

     Mr. Blake became a Director of the Company in October 1997. Mr. Blake has served as the Dean of the Graduate School of Management at the University of California, Irvine since October 1997. Prior to that date, Mr. Blake served as the Dean of the Edwin L. Cox School of Business at Southern Methodist University from 1990 to 1996, serving as the President of the American Assembly of Collegiate Schools of Business in 1996. Mr. Blake received a A.B. in History form Dartmouth College, an MBA from the University of Pittsburgh, and a Ph.D. in political science and international politics from Rutgers. Mr. Blake is a Director of Global Industrial Technology, Inc., an NYSE listed company. Mr. Blake serves on the Audit and Compensation of the Board of Directors.

     The Board met three times during the year ended July 31, 1997, with each director then in office attending all meetings, and otherwise took action by written consent.

BOARD COMMITTEES

     The Board formed a Compensation Committee and an Audit Committee in October 1996. During the year ended July 31, 1997, the two independent directors then serving on the Compensation Committee and the Audit Committee resigned for personal reasons, and as a result, there were no meetings of the Audit Committee or Compensation Committee during the year ended July 31, 1997. Each committee is now comprised of Messrs. Genovese and Blake, the outside directors of the Company, who were elected to fill the vacancies created by the resignations. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for the Company's officers and employees and administers the Company's 1995 Stock Option Plan (the "1995 Plan"). The Audit Committee reviews the results and scope of the audit and other accounting-related services and evaluates the Company's internal audit and control functions.

DIRECTOR COMPENSATION

     Directors who are not compensated as employees of or consultants to the Company receive a $6,000 annual retainer fee, a fee of $2,000 per Board meeting, an annual fee of $500 for service on any committee and reimbursement of expenses incurred in attending Board meetings. In addition, Board members are granted options to purchase 9,000 shares upon their initial election to the Board. Such options are granted at the fair market value of the stock on the date of grant, and vest over a four year period. In September 1997 and November 1997, Messrs. Genovese and Blake were each granted stock options under the 1995 Stock Option Plan to purchase 9,000 shares of the Company's Common Stock with an exercise price equal to $12.625 and $17.50 per share, respectively, the market price of the Company's Common Stock on the date such options were granted.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     The Company has adopted provisions in its Articles of Incorporation that limit the liability of its directors for monetary damages arising from a breach of their fiduciary duties as directors to the fullest extent permitted by the California Corporations Code. The Company's Bylaws provide that the Company must indemnify its directors and officers to the fullest extent permitted by the California Corporations Code. The Company also has entered into indemnification agreements with its executive officers and directors and maintains officer and director liability insurance with respect to certain liabilities.

EXECUTIVE COMPENSATION

     The following table shows the compensation earned in fiscal 1997 and fiscal 1996 by each of the Company's executive officers at the end of fiscal 1997 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                         -----------------------------------    --------------------------
                                                                OTHER ANNUAL    SECURITIES     ALL OTHER
                                                                COMPENSATION    UNDERLYING   COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)      ($)(1)       OPTIONS(#)      ($)(2)
--------------------------------  ----   ---------   --------   ------------    ----------   -------------
Alex Razmjoo....................  1997   $ 225,000   $100,000     $  6,599            --        $11,148
  Chairman, President and CEO     1996     193,608    737,500        5,101            --          8,335
Frank Alaghband.................  1997     225,000    100,000       10,532            --         11,148
  EVP--Operations                 1996     193,608    737,500        9,959            --          8,335
Alex Aydin......................  1997     225,000    100,000        5,025            --         11,148
  EVP--Finance & Administration   1996     193,608    702,500        4,217            --          8,335
Nick Shahrestany................  1997     225,000    100,000        7,179            --         11,649
  EVP-Marketing & Information     1996     193,608    712,500        6,580            --          9,025
  Technology
Frederick Judd..................  1997      89,654     26,780           --            --          1,981
  VP-Finance & General Counsel    1996      84,000     43,371           --         9,600          1,280

---------------

(1) Reimbursement of various personal expenses included in the executive officer's taxable income.

(2) Represents life insurance premiums paid by the Company for Messrs. Razmjoo, Shahrestany, Alaghband and Aydin, and matching contributions made by Company to the executive's 401(k) plan pursuant to the terms of the Company's 401(k) plan.

     During fiscal 1997, the Company did not grant any stock options to any Named Executive Officers, and no stock options granted by the Company were exercised during fiscal 1997. The following table summarizes the value of options held at July 31, 1997 by the Named Executive Officers.

FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                      OPTIONS AT                        OPTIONS AT
                                                   JULY 21, 1997(#)                 JULY 31, 1997($)(1)
                                             -----------------------------     -----------------------------
                  NAME                       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------------------------------    -----------     -------------     -----------     -------------
Alex Razmjoo.............................          --               --                --               --
Frank Alaghband..........................          --               --                --               --
Alex Aydin...............................          --               --                --               --
Nick Shahrestany.........................          --               --                --               --
Frederick Judd(1)........................       2,400            7,200           $18,500          $58,500

---------------

(1) The amounts set forth represent the difference between the estimated fair market value of $10.625 per share as of July 31, 1997 and the exercise price of the options, multiplied by the applicable number of shares underlying the options. In November 1993, Mr. Judd was granted an option to purchase 90,000 shares of common stock at $.35 per share by Mr. Aydin. During the year ended July 31, 1997, Mr. Judd exercised options to purchase 35,500 shares, and used 300 shares to pay the purchase price under a "cashless" exercise. This table does not include the value of shares underlying Mr. Judd's fully vested option to purchase the remaining 54,200 shares at $.35 per share from Mr. Aydin.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board consists of Messrs. Genovese and Blake. No member of the Compensation Committee or executive officer of the Company has a relationship that constitutes an interlocking relationship with executive officers or directors of another entity. During the year ended July 31, 1997, the two independent directors who served on the Board's Compensation Committee resigned for personal reasons, and at July 31, 1997, there were no members of the Compensation Committee. Subsequent to July 31, 1997, two independent members of the Board were appointed to the Board and to serve on the Compensation Committee. The Compensation Committee reviewed the compensation of the executives, including the annual bonus of $100,000 paid to each of Messrs. Razmjoo, Shahrestany, Alaghband and Aydin, and recommended such payment. As there were no members on the Compensation Committee at July 31, 1997, the following report was completed by the Board of Directors.

                        REPORT OF THE BOARD OF DIRECTORS

COMPENSATION PHILOSOPHY

     The overall policy of the Board of Directors, and when constituted, the Compensation Committee, is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. Accordingly, the compensation package for each executive officer is comprised of three primary elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at companies within and outside the industry with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance targets and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an executive officer's level of responsibility increases, it is the Company's general intent that a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation than upon base salary.

COMPONENTS OF COMPENSATION

     The principal components of executive officer compensation are generally as follows:

          Base Salary. With respect to Messrs. Razmjoo, Shahrestany, Alaghband and Aydin, their base salary is fixed in accordance with the terms of their respective employment agreements. See "Employment Agreements." With respect to other officers and key employees who do not have employment agreements with the Company, salary is determined on the basis of individual performance and competitive market practices as reflected in informal information available to the Company.

          Annual Performance Bonus. Annual bonuses are payable to the Company's executive officers in accordance with the terms of their respective employment agreements. Payment of the bonuses is within the discretion of the Board of Directors, and takes into account the Company's financial performance and attainment of various goals. With respect to other officers and key employees who do not have employment agreements with the Company, their target bonuses are determined on the basis of individual performance and competitive market practices as reflected in informal information available to the Company.

          Long-Term Incentive Compensation. Long-term incentives are provided through stock option grants and other stock-based awards under the Company's 1995 Stock Option Plan. The Board believes that each of Messrs. Razmjoo, Shahrestany, Alaghband and Aydin currently have interests closely aligned with stockholders due to the substantial portion of their individual net worth comprised of their significant ownership of shares of the Company. While no awards of stock options have been made to each of them in the past, the Board or the Compensation Committee may in the future, make awards under the Company's 1995 Stock Option Plan. Awards under the 1995 Plan are designed to further align the interests of each executive officer with those of the stockholders. It is the Board's intent to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company's business. As part of a broad-based grant of stock options made to a large group of key employees, grants of options have been made to Frederick Judd, the Company's Vice President Finance, and other key employees.

COMPENSATION OF THE CHAIRMAN AND PRESIDENT

     For fiscal 1997, Mr. Razmjoo was paid a base salary at the rate of approximately $225,000 per year pursuant to his existing employment agreement. In addition, Mr. Razmjoo received a cash bonus of $100,000 for fiscal 1997. The Board concluded that Mr. Razmjoo was entitled to the bonus based upon the Company's financial performance, its increase in net income, the conclusion of a successful initial public offering, and the Company's general success in its industry.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "qualified performance-based compensation" and to compensation paid in certain circumstances by companies in the first few years following their initial public offering of stock. The Company has taken steps to provide that these exemptions will apply to compensation paid to its executive officers, and the Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements. Accordingly, the Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible by reason of Section 162(m).

August 11, 1997                           THE BOARD OF DIRECTORS

                                          Alex Razmjoo
                                          Nick Shahrestany
                                          Frank Alaghband
                                          Alex Aydin

THIS REPORT AND THE PERFORMANCE GRAPH BELOW WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the S&P 500 Index (the "S&P 500") and of the Hambrecht & Quist Computer Hardware Index for the period commencing with the Company's initial public offering on December 18, 1996 and ending on July 31, 1997.


Measurement Period (Fiscal                           S&P 500     H&Q Computer
Year Covered)                           Procom        Index        Hardware
--------------------------              ------       -------     ------------
Measurement Pt - 12/18/96                100           100           100
July 31, 1997                            118           130           130

     The graph assumes that $100 was invested on December 18, 1996 in the Company's Common Stock and in the S&P 500 and the Hambrecht & Quist Computer Hardware Index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has employment agreements with Messrs. Razmjoo, Alaghband, Aydin and Shahrestany. Each employment agreement has a three-year term with an automatic renewal provision which provides that the agreement will perpetually maintain a three-year term unless terminated. Pursuant to the agreements, each officer receives an annual salary of not less than $225,000, which may at the discretion of the Board be increased in light of performance, inflation or other factors. Each officer is also entitled to receive an annual bonus based on the Company's performance, awarded at the discretion of the Board based upon the attainment of mutually agreed upon performance goals. Performance goals of the Company for purposes of calculating bonus payments are not specified in the employment agreements but rather are determined on a yearly basis by mutual agreement between the Board and the officer. The bonuses received by Messrs. Razmjoo, Alaghband, Aydin and Shahrestany in fiscal 1997 were based upon the Board's determination that such bonuses were in accordance with the guidelines in the agreement and took into account the performance of the Executive and the Company during fiscal 1997. In addition, each officer is entitled to receive a monthly automobile allowance of $750 and reimbursement of business expenses. The Company is required to maintain a life insurance policy of $1 million for the benefit of each officer, and each officer is entitled to participate in the other benefit programs of the Company available to its executive officers. Each officer is entitled to an annual tax preparation allowance of $1,000. If the Company terminates an officer's employment without Cause (as defined in the employment agreement) or the officer terminates his employment for Good Reason (as defined in the employment agreement), the Company is obligated to provide certain benefits to the terminated officer, including paying the officer 35 months base salary, subject to Internal Revenue Code restrictions, a pro rata bonus for the year of termination and the continuation for up to two years of all life insurance and medical benefits.

     On November 15, 1993, Mr. Judd joined the Company as Vice President, Finance and General Counsel. Pursuant to the Company's employment agreement with Mr. Judd, Mr. Judd's annual base salary is $100,000, and Mr. Judd can qualify for performance-based bonuses of up to $40,000 per year which may be adjusted in the future.

     The 1995 Plan provides for acceleration of the vesting of awards granted thereunder upon the occurrence of certain events. Under the 1995 Plan, in the event of a merger or consolidation in which the company is not the surviving corporation, or the approval by the stockholders of a sale of all or substantially all of the Company's assets, or a change in control of the Company, unless the Board decides prior to such an event that no acceleration of vesting of options shall occur, all outstanding options shall become immediately exercisable.

EMPLOYEE BENEFIT PLANS

     The Company maintains a stock option plan for many of its key employees, and in addition, a "401(k)" savings and investment plan in which all eligible employees may participate. Because stockholders are being asked to amend the 1995 Stock Option Plan (the "1995 Plan") to provide for an additional 450,000 shares of common stock be made available for issuance pursuant to the exercise of stock options, the 1995 Plan is described in more detail under "Proposal Two-Amendment to 1995 Stock Option Plan."

401(k) PLAN

     Effective August 1992, the Company adopted a tax deferred savings plan (the "401(k) Plan") that covers all full-time employees over the age of 21 with more than one year of service. An employee may contribute to the 401(k) Plan from 1% to 15% of his or her pretax compensation not to exceed in any given year the maximum amount allowable under Internal Revenue Service regulations. At the discretion of the Board, the Company may elect to match up to 100% of an employee's contributions to the 401(k) Plan. The Company is not obligated to make matching contributions, but has done so in the past on a discretionary basis. The rates of pre-tax contributions may be reduced with respect to highly compensated employees, as defined in the Code, so that the 401(k) Plan will comply with Section 401(k) of the Code. Pre-tax contributions are allocated to each employee's individual account, which is invested in selected investment alternatives according to the direction of the employee. An employee's pre-tax contributions are fully vested and nonforfeitable at all times, while employer contributions to an employee's account vest over a five-year period. An employee may also borrow from his or her account. All vested benefits are generally distributed to employees upon termination of employment. During the year ended July 31, 1997, pursuant to the terms of the 401(k) Plan, the Company made matching contributions totaling approximately $16,505 to the accounts of the five executive officers set forth in the "Summary Compensation Table" above.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively "Insiders") to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission as well as the Company and the Nasdaq National Market.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Insider known to the Company that no other reports were required during the fiscal year ended July 31, 1997, all insiders filed all required reports on a timely basis.

                              CERTAIN TRANSACTIONS

     The Company made product sales totaling $398,000 to an entity owned by a relative of Mr. Razmjoo during fiscal 1995. At July 29, 1994, the Company had accounts receivable from this related party of $323,000. As a result of an Executive Order issued by the President of the United States in May 1995 related to transactions with Iranian companies, the Company determined that amounts owed by this entity might not be collectible in the near future and, accordingly, during fiscal 1995, wrote off the outstanding balances owed the Company by this entity of approximately $251,000. There were no transactions with this entity in fiscal 1996 and 1997.

     At July 28, 1995, the Company had a net receivable of $181,000, from an entity 90 percent of which is owned by the Company's four stockholders. During fiscal 1996, the Company made cash advances of approximately $93,000 to the entity. In addition, during fiscal 1996, the Company sold products valued at approximately $2,000 to the entity, and incurred other expenses of approximately $25,000 on behalf of the entity. At July 26, 1996, the Company had a net receivable of $301,000 from the entity, and due to the financial position of the entity, the Company determined that the receivable was uncollectible and wrote off the entire amount. During fiscal 1997, the Company collected $18,000 of the amount previously written off.

                                  PROPOSAL TWO

            APPROVAL OF AMENDMENT TO 1995 EMPLOYEE STOCK OPTION PLAN

     The Company's Board of Directors and stockholders previously adopted and approved the 1995 Plan. A total of 540,000 shares were originally reserved for issuance under the 1995 Plan. In September 1997, the Board of Directors authorized that the Plan be further amended, subject to stockholder approval, to increase the number of shares reserved for issuance thereunder by 450,000 shares, bringing the total number of shares issuable under the 1995 Plan to 990,000 shares.

     At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the 1995 Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 450,000 shares, bringing the total number of shares issuable under the Plan to 990,000 shares. The amendment to increase the number of shares issuable under the 1995 Plan will enable the Company to continue its policy of employee stock ownership as a means to attract and retain highly qualified personnel, to motivate high levels of performance and to recognize key employee accomplishments.

     Following is a general description of the principal features of the 1995 Plan. In September 1995, the Board adopted and the Company's stockholders approved the 1995 Plan, and reserved 540,000 shares of Common Stock for issuance thereunder. The 1995 Plan provides for the grant to employees of the Company of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the grant to employees, directors, and consultants of the Company of nonstatutory stock options. At July 31, 1997, options to purchase an aggregate of 247,013 shares were outstanding under the 1995 Plan (32,776 of which were vested), and an aggregate of 268,425 additional shares remained available for additional grants. Mr. Judd had been granted options to purchase 9,600 shares at $2.50 per share, of which 4,800 were exercisable within 60 days of December 19, 1997.

     The 1995 Plan may be administered by the Board or a committee approved by the Board. Currently, the 1995 Plan is administered by the Compensation Committee of the Board, which determines the terms of options granted thereunder, including the exercise price, number of shares subject to the option and vesting schedule. Options granted under the 1995 Plan are not transferable other than by will or the laws of descent or distribution, and each option is exercisable during the lifetime of the recipient only by such person. Options that are outstanding under the 1995 Plan will remain outstanding until they are exercised or they expire in accordance with these terms. The exercise price of all incentive stock options granted under the 1995 Plan must be at least equal to the fair market value of a share of Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of the Company, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other options granted under the 1995 Plan may not exceed ten years. In the event the stockholders of the Company approve certain mergers or consolidations, or the sale of substantially all of the business assets of the Company or certain persons other than beneficial owners of greater than 5% of the then outstanding voting power become the beneficial owner of more than 50% of the voting power of the Company, unless prior to such event the Board determines that there shall be either no acceleration or limited acceleration of awards, each option outstanding under the 1995 Plan will become immediately exercisable.

AWARDS TO EMPLOYEES

     Options granted under the 1995 Plan may be options intended to qualify as incentive stock options (the "Incentive Stock Options") under Section 422 of the Code, or options not intended to so qualify (the "Non-Qualified Stock Options").

     Upon the grant of an option under the 1995 Plan, the person receiving the grant (the "Option Holder") must enter into a written option agreement with the Company that contains terms, provisions and conditions that are consistent with the 1995 Plan and have been determined from time to time by the Committee. Incentive Stock Options granted under the 1995 Plan may not expire later than 10 years after the date of grant, except that an Incentive Stock Option granted to an individual owning (after the application of the family and other attribution rules of Section 424(d) of the Code), at the time the option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries (a "10% Stockholder"), may not expire later than five years from the date the option is granted. The exercise price for any Incentive Stock Option may not be less than 100% of the fair market value of Common Stock of the Company at the date the Incentive Stock Option is granted. The exercise price of an Incentive Stock Option granted to a 10% Stockholder may not be less than 110% of the fair market value of the Common Stock of the Company on the date such option is granted.

AWARDS TO NON-EMPLOYEE DIRECTORS

     Non-qualified Stock Options to purchase 9,000 shares of Common Stock are automatically granted to Non-employee Directors upon their election to the Board. Such options will vest over a four year period. The Board may elect to grant additional options to Non-employee Directors after their initial year of service.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS UNDER THE 1995 PLAN

     The federal income tax consequences of the 1995 Plan under current federal law, which is subject to change, are summarized in the following discussion which deals with the general tax principles applicable to the 1995 Plan. State and local tax consequences are beyond the scope of this summary.

          Nonqualified Stock Options. No taxable income will be realized by an option holder upon the grant of a nonqualified stock option under the 1995 Plan. When the holder exercises the nonqualified stock option, however, he or she will generally recognize ordinary income equal to the difference between the option price and the fair market value of the shares at the time of exercise. The Company is generally entitled to a corresponding deduction at the same time and in the same amounts as the income recognized by the option holder. Upon a subsequent disposition of the Common Stock, the holder will realize short term, mid-term or long term capital gain or loss, depending on how long the Common Stock is held. The Company will not be entitled to any further deduction at that time.

          Generally, gain or loss from a disposition of shares held for (1) one year or less is taxable as short-term capital gain or loss; (ii) more than one year, but not more than eighteen months is taxable as a mid-term capital gain or loss; and (iii) more than eighteen months is taxable as long-term capital gain or loss. For tax years beginning after December 31, 2000, in certain circumstances qualified five-year capital gains may qualify for lower long-term capital gains tax rates.

          Incentive Stock Options. An employee who is granted an incentive stock option under the 1995 Plan does not recognize taxable income either on the date of its grant or on the date of its exercise, provided that, in general, the exercise occurs during employment or within three months after termination of employment. However, any appreciation in value of the Common Stock after the date of the grant will be includable in the participant's federal alternative minimum taxable income at the time of exercise in determining liability for the alternative minimum tax. If Common Stock acquired pursuant to an incentive stock option is not sold or otherwise disposed of within two years from the date of grant of the option nor within one year after the date of exercise, any gain or loss resulting from disposition of the Common Stock will be treated as mid-term or long term capital gain or loss, depending on how long the Common Stock is held. If stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of such holding periods (a "Disqualifying Disposition"), he or she will generally recognize ordinary income at the time of such Disqualifying Disposition equal to the difference between the exercise price and the fair market value of the Common Stock on the date the incentive stock option is exercised or, if less, the excess of the amount realized on the Disqualifying Disposition over the exercise price. Any remaining gain or net loss is treated as a short term, mid-term or long term capital gain or loss, depending upon how long the Common Stock is held. Unlike the case in which a nonqualified stock option is exercised, the Company is not entitled to a tax deduction upon either the grant or exercise of an incentive stock option or upon disposition of the Common Stock acquired pursuant to such exercise, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition.

          Special Rules Governing Persons Subject to Section 16(b). Under the federal tax law, special rules may apply to participants in the 1995 Plan who are subject to the restrictions on resale of the Company's Common Stock under Section 16(b) of the Exchange Act. These rules, which effectively take into account the Section 16(b) restrictions, apply in limited circumstances and may impact the timing and/or amount of income recognized by these persons with respect to certain stock based awards under the 1995 Plan.

          Accelerated Payments. If, as a result of certain changes in control of the Company, a participant's options become immediately exercisable, the additional economic value, if any, attributable to the acceleration may be deemed a "parachute payment." The additional value will generally be deemed a parachute payment if such value, when combined with the value of other payments which are deemed to result from the change in control, equals or exceeds a threshold amount equal to 300% of the participant's average annual taxable compensation over the five calendar years preceding the year in which the change in control occurs. In such case, the excess of the total parachute payments over such participant's average annual taxable compensation will be subject to a 20% non-deductible excise tax in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

          Section 162(m) Limits. Notwithstanding the foregoing discussion of the deductibility of compensation under the 1995 Plan by the Company, Section 162(m) of the Code would render non deductible to the Company certain compensation to certain employees required to be named in the Summary Compensation Table ("Executive Officers") in excess of $1,000,000 in any year unless such excess compensation is "performance based" (as defined in the Code) or is otherwise exempt from these limits on deductibility. The applicable conditions of an exemption for performance based compensation plans include, among others, a requirement that the stockholders approve the material terms of the plans. Stock options that may be granted to Executive Officers as contemplated by the 1995 Plan are intended to qualify for the exemption for performance based compensation under Section 162(m). However, in light of the ambiguities in Section 162(m) and uncertainties regarding its ultimate interpretation and application in those circumstances, no assurances can be given that the compensation paid under the 1995 Plan to any Executive Officer will in fact be deductible, if it should, together with other non exempt compensation paid to such Executive Officer, exceed $1,000,000.

APPLICATION OF CERTAIN LAWS

     The acquisition of shares of Common Stock by Directors, certain officers, or 10% stockholders of the Company could be subject to the provisions of Section 16(b) of the Exchange Act under which a purchase of the Company's Common Stock within six months before or after any sale of such stock could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Such officers, Directors and 10% stockholders are required to file reports of changes in beneficial ownership under Section 16(a) of the Exchange Act. Rule 16b-3 under the Exchange Act provides an exemption from Section 16(b) liability for certain transactions pursuant to employee benefit plans. Officers, Directors and 10% stockholders should consult their counsel with respect to the effect of Section 16 upon their participation in the 1995 Plan.

     Resale of shares received on grants of Awards or purchased on exercise of Awards by any person who has a control relationship with the Company may be restricted under the provisions of the Securities Act and the rules and regulations of the Commission, including Rule 144.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD SECURITIES AND EXCHANGE

     The approval of the amendment to the 1995 Plan requires the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum).

     Stockholders should note that because outside Directors (subject to re-election and stockholder approval) may receive stock options under this proposal, all current outside Directors of the Company may have a personal interest in the proposal and its approval by stockholders. However, the members of the Board believe that the Amendment is in the best interests of the Company and its stockholders.

THE BOARD HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE 1995 PLAN AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                 PROPOSAL THREE

                         INDEPENDENT PUBLIC ACCOUNTANTS

     For the 1997 fiscal year, Arthur Andersen & Company, L.L.P. provided audit services which included audit of the Company's annual financial statements, and assistance and consultation in connection with the Company's registration statements on Form S-1 and S-8 filed with the Commission. Audit services were provided with the approval of the Board of Directors which among other things, considered the independence of the public accountants. Arrangements for non-audit services, if any, are made by management with the knowledge of the Board of Directors. Upon the recommendation of the Audit Committee, the Board has selected Arthur Andersen & Company, L.L.P. to provide audit services to the Company for the fiscal year July 31, 1998. The stockholders are being requested to ratify such selection at the Annual Meeting. There are no affiliations between the Company and Arthur Andersen & Company LLP, its partners, associates or employees, other than as pertain to the engagement of Arthur Andersen & Company, LLP as independent auditors for the Company in the previous year. A representative of Arthur Andersen & Company, LLP is expected to be present at the Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

                                 ANNUAL REPORT

     The Company's 1997 Annual Report, containing audited balance sheets for the fiscal years ended July 31, 1997 and July 26, 1996 and audited statements of income and cash flows for the fiscal years ending July 31, 1997, July 26, 1996 and July 28, 1995, has previously been provided or accompanies this Proxy Statement. Upon written request, the Company will send you, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended July 31, 1997, which the Company has filed with the Commission. The written request should be directed to the Investor Relations Department, at the address of the Company set forth on the first page of this Proxy Statement.

                      OTHER BUSINESS OF THE ANNUAL MEETING

     Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors, the proposal to amend the 1995 Plan, and ratification of Arthur Andersen & Company L.L.P. as the Company's independent auditors. However, inasmuch as matters of which Management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

                                          By Order of the Board of Directors

                                                   /s/ ALEX RAZMJOO
                                          --------------------------------------
                                                       Alex Razmjoo
                                             Chairman of the Board and Chief
                                                    Executive Officer

Irvine, California
December 19, 1997

                            PROCOM TECHNOLOGY, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 1998 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 23, 1998

    The undersigned stockholder of Procom Technology, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 5, 1997, and hereby appoints Alex Razmjoo, Alex Aydin, Nick Shahrestany and Frank Alaghband, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of Procom Technology, Inc., to be held on January 23, 1998 at 10:00 a.m., local time, at the Company's principal executive offices at 2181 Dupont Drive, Irvine, California 92612, and at any adjournment thereof, and to vote all the shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


1.  ELECTION OF DIRECTORS:
    [ ]  FOR all nominees listed below                         [ ]  WITHHOLD AUTHORITY
         (except as indicated)                                      to vote for all nominees listed below

    If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the following list:

        Alex Razmjoo                        Frank Alaghband                     Alex Aydin
        Nick Shahrestany                    Dom Genovese                        David Blake

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 450,000 SHARES TO AN AGGREGATE OF 990,000 SHARES

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN & COMPANY, L.L.P. AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR 1998

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

    And in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment or postponement thereof.

                                                     (Continued on reverse side)

                          (Continued from other side)

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION AND NO ABSTENTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 450,000 SHARES TO AN AGGREGATE 990,000 SHARES, FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN & COMPANY, L.L.P. AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                       Dated:             , 1997
                                                             -------------

                                                       -------------------------
                                                               Signature

                                                       -------------------------
                                                               Signature

                                                       (This Proxy should be
                                                       marked, dated and signed
                                                       by the stockholder(s)
                                                       exactly as his or her
                                                       name appears hereon, and
                                                       returned promptly in the
                                                       enclosed envelope.
                                                       Persons signing in a
                                                       fiduciary capacity should
                                                       so indicate. If shares
                                                       are held by joint tenants
                                                       or as community property,
                                                       both should sign.)

                              AMENDED AND RESTATED
                             PROCOM TECHNOLOGY, INC.
                             1995 STOCK OPTION PLAN

         1. PURPOSE. The purpose of this Plan is to promote the success of the Corporation by providing an additional means to attract, motivate and retain key personnel, consultants, advisors and knowledgeable directors through the grant of Options that provide added long term incentives for high levels of performance and for significant efforts to improve the financial performance of the Corporation.


         2.       DEFINITIONS.

                  (a) "Board" shall mean the Board of Directors of the Corporation.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Committee" shall mean either the Board or a committee of two or more directors, each of whom, (i) in respect of any decision at a time when the Participant affected by the decision may be subject to Code Section 162(m), shall be an "outside" director within the meaning of Section 162(m) of the Code and (ii) in respect of any decision at a time when the Participant affected by the decision is subject to Section 16 of the Exchange Act, shall be a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act, appointed by the Board in accordance with Section 4 of this Plan.

                  (d) "Common Stock" shall mean the Common Stock, par value $0.01 share, of the Corporation.

                  (e) "Corporation" shall mean Procom Technology, Inc., a California corporation.

                  (f) "Disability" shall mean the condition of an Employee who is, in the judgment of the Board or the Committee, unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

                  (g) "Effective Date" shall have the meaning given such term in
Section 3 hereof.

                  (h) "Employee" shall mean an individual who is employed (within the meaning of Code Section 3401(c) and the regulations thereunder) by the Corporation or a Subsidiary.

                  (i) "Event" shall mean any of the following:

                           (1) approval by the shareholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities other than Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Corporation;

                           (2) approval by the shareholders of the
         Corporation of the sale of all or substantially all of the Corporation's business assets to a person or entity which is not a Subsidiary; or

                           (3) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding (x) any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder and (y) any person having beneficial ownership of more than 5% of the outstanding voting power at the time of adoption of this
         Plan) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation.

                  (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (k) "Exercise Price" shall mean the price per Share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

                  (l) "Fair Market value" shall mean the value of one Share of Common Stock, determined as follows:

                           (1) If the Shares are traded on an exchange, the price at which Shares traded at the close of business on the date of valuation;

                           (2) If the Shares are traded over-the-counter on the NASDAQ System, the closing price if one is available, or the mean between the bid and asked prices on said System at the close of business on the date of valuation; and

                           (3) If neither (1) nor (2) applies, the fair market value as determined by the Board or the Committee in good faith. Such determination shall be conclusive and binding on all persons.

                  (m) "Incentive Stock Option" shall mean an option described in
Section 422(b) of the Code.

                  (n) "Nonstatutory Stock Option" shall mean an option not described in Section 422(b), 423(b) or 424(b) of the Code.

                  (o) "Option" shall mean an option to purchase Common Stock under this Plan. An Option shall be designated by the Committee as a Nonstatutory Stock Option or an Incentive Stock Option.

                  (p) "Optionee" shall mean an employee who has received an Option.

                  (q) "Plan" shall mean the Procom Technology, Inc. 1995 Stock Option Plan, as it may be amended from time to time.

                  (r) "Purchase Price" shall mean the Exercise Price multiplied by the number of Shares with respect to which an Option is exercised.

                  (s) "Retirement" shall mean the voluntary termination of employment by an Employee upon the attainment of age sixty-five and the completion of not less than twenty years of service with the Corporation or a Subsidiary.

                  (t) "Share" shall mean one share of Common Stock, adjusted in accordance with Section 10 of this Plan (if applicable).

                  (u) "Subsidiary" shall mean any corporation at least fifty percent of the total combined voting power of which is owned by the Corporation or by another Subsidiary.

         3. EFFECTIVE DATE. This Plan was adopted by the Board and approved by the Corporation's shareholders as of September 15, 1995, which is the effective date of this Plan (the "Effective Date").

         4. ADMINISTRATION. This Plan shall be administered by the Board, or by a committee appointed by the Board which shall consist of not less than two members (either entity acting in such capacity being hereafter referred to as the "Committee"). The Board shall appoint one of the members of the Committee, if there be one, as Chairman of the Committee. The Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time at its discretion select the Plan participants, the number of Shares to be granted to each Optionee (no more than 100,000 options may be granted hereunder to any person during any twelve month period) and designate such Options as Incentive Stock Options or Nonstatutory Stock Options, except that no Incentive Stock Option may be granted to a non-Employee director or a non-Employee consultant. A member of the Committee shall in no event participate in any determination relating to Options held by or to be granted to such Committee member. The interpretation and construction by the Committee of any provision of this Plan or of any Option granted hereunder shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Option granted hereunder.


         5.       PARTICIPATION.

                  (a) Eligibility. The Optionees shall be such persons as the Committee may select from among the following classes of persons, subject to the terms and conditions of (b) below:

                           (1) Employees of the Corporation or of a Subsidiary (who may be officers, whether or not they are directors);

                           (2) Directors of the Corporation or of a Subsidiary; and

                           (3) Advisors or consultants who perform bona fide services for the Corporation of a nature similar to those services performed by key employees, who are selected to participate in this Plan by the Committee from time to time.

         Solely for purposes of this Plan, an Optionee who is a director, advisor or consultant who performs bona fide services for the Corporation of a nature similar to those services performed by key employees shall be deemed to be an Employee, and service as a director, advisor or consultant who performs bona fide services for the Corporation of a nature similar to those services performed by key employees shall, solely for purposes of this Plan, be deemed to be employment, except that no Incentive Stock Option may be granted to a non-Employee director or non- Employee advisor or consultant.

                  (b) Ten-Percent Shareholders. An Employee who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation, its parent or any of its Subsidiaries shall not be eligible to receive an Incentive Stock Option unless (i) the Exercise Price of the Shares subject to such Option is at least 110% of the Fair Market value of such Shares on the date of grant and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

                  (c) Stock Ownership. For purposes of (b) above, in determining stock ownership, an Employee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers, sisters, spouses, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an Option shall not be counted.

                  (d) Outstanding Stock. For purposes of (b) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the Option to the Optionee. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

         6. STOCK. The stock subject to Options granted under this Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Options under this Plan shall not exceed 180,000 shares. The number of Shares subject to Options outstanding at any time shall not exceed the number of Shares remaining available for issuance under this Plan. If any outstanding Option for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be made subject to any Option. The limitations established by this Section 6 shall be subject to adjustment in the manner provided in
Section 10 hereof upon the occurrence of an event specified therein.

         7.       TERMS AND CONDITIONS OF OPTIONS.

                  (a) Stock Option Agreements. Options shall be evidenced by written stock option agreements in such form as the Committee shall from time to time determine. Such agreements shall comply with and be subject to the terms and conditions set forth below.

                  (b) Number of Shares. Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10 hereof.

                  (c) Exercise Price. Each Option shall state the Exercise Price. The Exercise Price in the case of any Incentive Stock Option shall not be less than the Fair Market Value on the date of grant and, in the case of any Incentive Stock Option granted to an Optionee described in Section 5(b) hereof, shall not be less than 110% of the Fair Market Value on the date of grant. The Exercise Price in the case of any Nonstatutory Stock Option shall not be less than 85% of the Fair Market Value on the date of grant.

                  (d) Medium and Time of Payment. The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided, however, that if the applicable Option Agreement so provides the Purchase Price may be paid (i) by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equal the Purchase Price, (ii) by cancellation of indebtedness owed by the Corporation to the Optionee, (iii) with a full recourse promissory note executed by the Optionee or (iv) any combination of the foregoing. The interest rate and other terms and conditions of such note shall be determined by the Committee. The Committee may, if it desires, require that the Optionee pledge his or her Shares to the Corporation for the purpose of securing the payment of such note and require that the stock certificate(s) representing such Shares shall not be released to the Optionee until such note has been paid in full. If the Corporation determines that it is required to withhold state or federal income tax as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

                  (e) Term and Nontransferability of Options. Each Option shall state the time or times, and the conditions upon which, all or part thereof becomes exercisable. No Option shall be exercisable after the expiration of ten years from the date it was granted, and no Incentive Stock Option granted to an Optionee described in Section 5(b) hereof shall be exercisable after the expiration of five years from the date it was granted.

                  Unless otherwise expressly provided in (or pursuant to) this 7(e), by applicable law and by the Option Agreement, as the same may be amended,
(i) all Options are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Options shall be exercised only by the Participant; and (ii) amounts payable or shares issuable pursuant to an Option shall be delivered only to (or for the account of) the Participant.

                  The Committee may permit Options to be exercised by and paid to certain persons or entities related to the Participant pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes or a gratuitous or donative basis and without consideration (other than nominal consideration). Notwithstanding the foregoing, Incentive Stock Options shall be subject to any and all applicable transfer restrictions under the Code.

                  The exercise and transfer restrictions in this Section 7(e) shall not apply to:

                           (i) transfers to the Corporation,

                           (ii) the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

                           (iii) transfers pursuant to a QDRO order,

                           (iv) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

                           (v) the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Options consistent with applicable laws and the express authorization of the Committee.

                  Notwithstanding the foregoing, Incentive Stock Options shall be subject to all applicable transfer restrictions under the Code.

                  (f) Termination of Employment, Except by Death, Disability or Retirement. If an Optionee ceases to be an Employee for any reason other than his or her death, Disability or Retirement, the Optionee's Option, to the extent not exercised, shall terminate and become null and void at such time as the Optionee ceases to be an Employee, except that such Optionee shall have the right, subject to the restrictions of (e) above, to exercise the Option at any time within thirty days after termination of employment, but only to the extent that, at the date of termination of employment, the Optionee's right to exercise such Option had vested pursuant to the terms of the applicable option agreement and had not previously been exercised; provided, however, that if the Optionee was terminated for cause (as defined in the applicable option agreement) any Option not exercised in full prior to such termination shall be canceled. For this purpose, the employment relationship shall be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Committee). The foregoing notwithstanding, (i) in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond ninety days after the Optionee's reemployment rights are guaranteed by statute or by contract, and (ii) in the case of a Nonstatutory Stock Option, the Committee may extend or otherwise modify the period of time specified herein during which the Option may be exercised following termination of Optionee's employment.

                  (g) Death of Optionee. If an Optionee dies while an Employee, or after ceasing to be an Employee but during the period while he or she could have exercised the Option under this Section 7, and has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions of
(e) above, at any time within three months after the Optionee's death, by the executors or administrators of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Option Agreement and had not previously been exercised. The foregoing notwithstanding, in the case of a Nonstatutory Stock Option, the Committee may extend or otherwise modify the period of time specified herein during which the Option may be exercised following termination of Optionee's employment, or amend an Incentive Stock Option to convert it into a Nonstatutory Stock Option with an extended term.

                  (h) Disability of Optionee. If an Optionee ceases to be an Employee by reason of Disability, the Optionee's Option, to the extent not exercised, shall terminate and become null and void at such time as the Optionee ceases to be an Employee, except that such Optionee shall have the right, subject to the restrictions of (e) above, to exercise the Option at any time within three months after termination of employment, but only to the extent that, at the date of termination of employment, the Optionee's right to exercise such Option had become vested pursuant to the terms of the applicable option agreement and had not previously been exercised. The foregoing notwithstanding, in the case of a Nonstatutory Stock Option, the Committee may extend or otherwise modify the period of time specified herein during which the Option may be exercised following termination of Optionee's employment, or amend an Incentive Stock Option to convert it into a Nonstatutory Stock Option with an extended term.

                  (i) Retirement of Optionee. If an Optionee ceases to be an Employee by reason of Retirement, the Optionee's Option, to the extent not exercised, shall terminate and become null and void at such time as the Optionee ceases to be an Employee, except that such Optionee shall have the right, subject to the restrictions of (e) above, to exercise the Option at any time within three months after termination of employment, but only to the extent that, at the date of termination of employment, the Optionee's right to exercise such Option had become vested pursuant to the terms of the applicable option agreement and had not previously been exercised. The foregoing notwithstanding, in the case of a Nonstatutory Stock Option, the Committee may extend or otherwise modify the period of time specified herein during which the Option may be exercised following termination of Optionee's employment, or amend an Incentive Stock Option to convert it into a Nonstatutory Stock Option with an extended term.

                  (j) Rights as a Shareholder. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10 hereof.

                  (k) Modification, Extension and Renewal of Option. Within the limitations of this Plan, the Committee may modify, extend, renew or reprice outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options with, if desired, lower exercise prices, in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

                  (l) Other Provisions. The stock option agreements authorized under this Plan may contain such other provisions not inconsistent with the terms of this Plan (including, without limitation, restrictions upon the exercise of the Option) as the Committee deems advisable.

         8. LIMITATION ON VALUE OF EXERCISABLE SHARES. In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any employee of the Corporation for the first time during any calendar year (under this Plan and all other plans maintained by the Corporation, its parent or its Subsidiaries) shall not exceed $100,000.

         9. TERM OF PLAN. Options may be granted pursuant to this Plan until the expiration of ten years from the effective date of this Plan.

         10. RECAPITALIZATIONS. Subject to any required action by shareholders, the number of Shares covered by this Plan as provided in Section 6 hereof, the number of Shares covered by each outstanding Option and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation. Subject to any required action by shareholders, if the Corporation is the surviving corporation in any merger or consolidation, each outstanding Option shall apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled in the merger or consolidation. To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons. Except as expressly provided in this Section 10, the Optionee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes to its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

         11.      SECURITIES LAW REQUIREMENTS.

                  (a) Legality of Issuance. The issuance of any Shares upon the exercise of any Option and the grant of any Option shall be contingent upon the following:

                           (1) the Corporation and the Optionee shall have taken all actions required to register the Shares under the Securities Act of 1933, as amended (the "Act"), and to qualify the Option and the Shares under any and all applicable state securities or "blue sky" laws or regulations, or to perfect an exemption from the respective registration and qualification requirements thereof;

                           (2) any applicable listing requirement of any stock exchange on which the Common Stock is listed shall have been satisfied; and

                           (3) any other applicable provision of state or federal law shall have been satisfied.

                  (b) Restrictions on Transfer. Regardless of whether the offering and sale of Shares under this Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under this Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Optionee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on all persons. Stock certificates evidencing Shares acquired under this Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law.

         "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

                  (c) Registration or Qualification of Securities. The Corporation may, but shall not be obligated to register or qualify the issuance of Options and/or the sale of Shares under the Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the issuance of Options or the sale of Shares under this Plan to comply with any law.

                  (d) Exchange of Certificates. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing shares sold under this Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

         12. AMENDMENT OF THIS PLAN. The Board may from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue this Plan or revise or amend it in any respect whatsoever, except to the extent that shareholder approval is required by applicable law for such suspension, discontinuation, revision or amendment.

         13. ACCELERATION OF OPTIONS. Unless prior to an Event the Board determines that, upon its occurrence, there shall be no acceleration of Options or determines those selected Options which shall be accelerated and the extent to which they shall be accelerated, upon the occurrence of an Event each Option shall become immediately exercisable to the full extent theretofore not exercisable; subject, however, to compliance with applicable regulatory requirements, including, without limitation, Section 422 of the Code. For purposes of this section only, the Board shall mean the Board as constituted immediately prior to the Event. If any Option has been fully accelerated as provided in this Section 13, but is not exercised prior to the dissolution of the Corporation or a merger, consolidation or other reorganization which the Corporation does not survive, such Option shall thereupon terminate, subject to any provision that has been expressly made by the Committee for the survival, substitution, exchange or other settlement of such Option.

         14. EXECUTION. To record the adoption of this Plan in the form set forth above by the Board as of the Effective Date, the Corporation has caused this Plan to be executed in the name and on behalf of the Corporation where provided below by an officer of the Corporation thereunto duly authorized.



                                    PROCOM TECHNOLOGY, INC.,
                                    a California corporation


                                    By: ______________________________
                                    Its:______________________________